Exhibit 10.3

BRUSH ENGINEERED MATERIALS INC.

Appreciation Rights Agreement

WHEREAS, [GRANTEE NAME] (the “Grantee”) is an employee of Brush Engineered Materials Inc. (the “Company”) or a Subsidiary.

WHEREAS, the execution of an agreement in the form hereof has been authorized by a resolution of the Organization and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company that was duly adopted on May 2, 2006.

NOW, THEREFORE, the Company hereby grants to the Grantee, effective as of May 2, 2006 (the “Date of Grant”), but subject to Shareholder Approval (as defined in Section 16 of this Agreement), pursuant to the 2006 Incentive Stock Plan (the “Plan”),      Free-standing Appreciation Rights (“SARs”) subject to the terms and conditions of the Plan and the terms and conditions described below.

1.	Definitions.

As used in this Agreement:

(A) “Base Price” means $24.03 which was the Market Value per Share of on the Date of Grant.

(B) “Detrimental Activity” shall have the meaning set forth in Section 7 of this Agreement.

(C) “Market Price per Share” means, as of any particular date, an amount equal to [the mean between the high and low selling prices of the Common Shares on the New York Stock Exchange or if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Common Shares are traded].

(D) “Spread” means the excess of the Market value per Share on the date when an SAR is exercised over the Base Price.

(E) Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

2.	Grant of SARs.

The Company hereby grants to the Grantee the number of SARs set forth above. The SARs are a right to receive Common Shares in an amount equal to 100% of the Spread at the time of exercise.

3.	Vesting of SARs.

(A) The SARs granted hereby shall become exercisable after the Grantee shall have remained in the continuous employ of the Company or any Subsidiary for three years from the Date of Grant.

(B) Notwithstanding the preceding paragraph:

(i) The SARs granted hereby shall become immediately exercisable in full if (a) the Grantee should retire under a retirement plan of the Company or any Subsidiary at or after the earliest voluntary retirement age provided in such retirement plan or should retire at an earlier age with the consent of the Board; or (b) the Grantee should die while in the employ of the Company or any subsidiary; and

(ii) The SARs granted hereby shall become immediately exercisable in full if the Optionee’s employment with the Company terminates under circumstances determined by the Board to be for the convenience of the Company and the Committee approves the acceleration of the right to exercise the SARs under such circumstances.

4.	Exercise of SARs.

(A) To the extent exercisable as provided in Section 3 of this agreement, SARs may be exercised in whole or in part by giving written notice to the Company specifying the number of SARs to be exercised.

(B) The Company will issue to the Grantee the number of Common Shares that equals the Market Price per Share divided into the Spread on the date of exercise rounded down to the nearest whole share.

5.	Termination of SARs.

The SARs granted hereby shall terminate upon the earliest to occur of the following:

(A) 190 days after the Grantee ceases to be an employee of the Company or a Subsidiary, unless he ceases to be such employee by reason of death or in a manner described in clause (B), (C) or (F) below;

(B) One year after the Grantee ceases to be an employee of the Company or a Subsidiary if the Grantee is disabled within the meaning of Section 105(d)(4) of the Internal Revenue Code;

(C) Three years after the Grantee ceases to be an employee of the Company or a Subsidiary by reason of retirement under a retirement plan of the Company or a Subsidiary at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Board of Directors;

(D) One year after the death of the Grantee, if the Grantee dies while an employee of the Company or a subsidiary or within the period specified in (A) or (B) above which is applicable to the Grantee;

(E) Ten years from the Date of Grant; and

(F) Immediately if the Grantee engages in any Detrimental Activity (as hereinafter defined).

6. Effect of Detrimental Activity.

If the Grantee, either during employment by the Company or a subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find:

(A) All SARs held by the Grantee, whether or not exercisable, shall be forfeited to the Company.

(B) Return to the Company all Common Shares that the Grantee has not disposed of that were purchased pursuant to this Agreement, and

(C) With respect to any Common Shares that the Grantee received upon exercise of the SARs that have been disposed of pay to the Company in cash the amount equal to the Spread applicable to such Common Shares on the date of exercise of such SARs.

To the extent that such amounts are not paid to the Company, the Company may, to the extent permitted by law, set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

7. Definition of Detrimental Activity.

For purposes of this Agreement, the term “Detrimental Activity” shall include:

(A) Engaging in any activity in violation of the Section entitled “Competitive Activity; Confidentiality; Nonsolicitation” in the Severance Agreement between the Company and the Optionee, if such agreement is in effect on the date hereof, or in violation of any corresponding provision in any other agreement between the Company and the Optionee in effect on the date hereof providing for the payment of severance compensation; or

(i) If no such severance agreement is in effect or if a severance agreement does not contain a section corresponding to “Competitive Activity; Confidentiality; Nonsolicitation” as of the date hereof:

(a) Competitive Activity During Employment. Competing with the Company anywhere within the United States during the term of the Optionee’s employment, including, without limitation:

(1) entering into or engaging in any business which competes with the business of the Company;

(2) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business that competes with, the business of the Company;

(3) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Company or attempting to do so; or

(4) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the business of the Company.

(b) Following Termination. For a period of one year following the Optionee’s termination date:

(1) entering into or engaging in any business which competes with the Company’s business within the Restricted Territory (as hereinafter defined);

(2) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business, wherever located, that competes with, the Company’s business within the Restricted Territory;

(3) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Company within the Restricted Territory, or attempting to do so; or

(4) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s business within the Restricted Territory.

For the purposes of Sections 7(A)(ii)(a) and (b) above, inclusive, but without limitation thereof, the Optionee will be in violation thereof if the Optionee engages in any or all of the activities set forth therein directly as an individual on the Optionee’s own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which the Optionee or the Optionee’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock.

(c) “The Company.” For the purposes of this Section 7(A)(ii), the “Company” shall include any and all direct and indirect subsidiaries, parents, and affiliated, or related companies of the Company for which the Optionee worked or had responsibility at the time of termination of the Optionee’s employment and at any time during the two year period prior to such termination.

(d) “The Company’s Business.” For the purposes of this Section 7 inclusive, the Company’s business is defined to be the manufacture, marketing and sale of high performance engineered materials serving global telecommunications and computer, magnetic and optical data storage, aerospace and defense, automotive electronics, industrial components and appliance markets, as further described in any and all manufacturing, marketing and sales manuals and materials of the Company as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily substitutable for any such described products and services.

(e) “Restricted Territory.” For the purposes of Section 7(A)(ii)(b), the Restricted Territory shall be defined as and limited to:

(1) the geographic area(s) within a one hundred mile radius of any and all Company location(s) in, to, or for which the Optionee worked, to which the Optionee was assigned or had any responsibility (either direct or supervisory) at the time of termination of the Optionee’s employment and at any time during the two-year period prior to such termination; and

(2) all of the specific customer accounts, whether within or outside of the geographic area described in (1) above, with which the Optionee had any contact or for which the Optionee had any responsibility (either direct or supervisory) at the time of termination of the Optionee’s employment and at any time during the two-year period prior to such termination.

(B) Extension. If it shall be judicially determined that the Optionee has violated any of the Optionee’s obligations under Section 7(A)(ii)(b), then the period applicable to each obligation that the Optionee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.

(B) Non-Solicitation. Except as otherwise provided in Section 7(A)(i), Detrimental Activity shall also include directly or indirectly at any time soliciting or inducing or attempting to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Company and/or of its parents, or its other subsidiaries or affiliated or related companies to terminate their employment, representation or other association with the Company and/or its parent or its other subsidiary or affiliated or related companies.

(C) Further Covenants. Except as otherwise provided in Section 7(A)(i), Detrimental Activity shall also include:

(i) directly or indirectly, at any time during or after the Optionee’s employment with the Company, disclosing, furnishing, disseminating, making available or, except in the course of performing the Optionee’s duties of employment, using any trade secrets or confidential business and technical information of the Company or its customers or vendors, including without limitation as to when or how the Optionee may have acquired such information. Such confidential information shall include, without limitation, the Company’s unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information and other business information. The Optionee specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the Optionee’s mind or memory and whether compiled by the Company, and/or the Optionee, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by the Optionee during the Optionee’s employment with the Company (except in the course of performing the Optionee’s duties and obligations to the Company) or after the termination of the Optionee’s employment shall constitute a misappropriation of the Company’s trade secrets.

(ii) Upon termination of the Optionee’s employment with the Company, for any reason, the Optionee’s failure to return to the Company, in good condition, all property of the Company, including without limitation, the originals and all copies of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 4(C)(i) of this Agreement.

(D) Discoveries and Inventions. Except as otherwise provided in Section 7(A)(i), Detrimental Activity shall also include the failure or refusal of the Optionee to assign to the Company, its successors, assigns or nominees, all of the Optionee’s rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or jointly with others, by the Optionee while in the Company’s employ, whether in the course of the Optionee’s employment with the use of the Company’s time, material or facilities or that is in any way within or related to the existing or contemplated scope of the Company’s business. Any discovery, invention or improvement relating to any subject matter with which the Company was concerned during the Optionee’s employment and made, conceived or suggested by the Optionee, either solely or jointly with others, within one year following termination of the Optionee’s employment under this Agreement or any successor agreements shall be irrebuttably presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company’s time, materials or facilities. Upon request by the Company with respect to any such discoveries, inventions or improvements, the Optionee will execute and deliver to the Company, at any time during or after the Optionee’s employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as the Company may desire, and all proper assignments therefor, when so requested, at the expense of the Company, but without further or additional consideration.

(E) Work Made For Hire. Except as otherwise provided in Section 7(A)(i), Detrimental Activity shall also include violation of the Company’s rights in any or all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, “items”), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by Optionee during the Optionee’s employment with the Company. The Optionee acknowledges that, to the extent permitted by law, all such items shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to the Company. The item will recognize the Company as the copyright owner, will contain all proper copyright notices, e.g., “(creation date) [Company Name], All Rights Reserved,” and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.

(F) Termination for Cause. Except as otherwise provided in Section 7(A)(i), Detrimental Activity shall also include activity that results in termination for Cause. For the purposes of this Section, “Cause” shall mean that, the Optionee shall have:

(i) been convicted of a criminal violation involving fraud, embezzlement, theft or violation of federal antitrust statutes or federal securities laws in connection with his duties or in the course of his employment with the Company or any affiliate of the Company;

(ii) committed intentional wrongful damage to property of the Company or any affiliate of the Company; or

(iii) committed intentional wrongful disclosure of secret processes or confidential information of the Company or any affiliate of the Company;

and any such act shall have been demonstrably and materially harmful to the Company.

(G) Other Injurious Conduct. Detrimental Activity shall also include any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any subsidiary unless the Optionee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(H) Reasonableness. The Optionee acknowledges that the Optionee’s obligations under this Section 4 are reasonable in the context of the nature of the Company’s business and the competitive injuries likely to be sustained by the Company if the Optionee were to violate such obligations. The Optionee further acknowledges that this Agreement is made in consideration of, and is adequately supported by the agreement of the Company to perform its obligations under this Agreement and by other consideration, which the Optionee acknowledges constitutes good, valuable and sufficient consideration.

8.	Transferability.

No SAR granted hereunder may be transferred by the Grantee other than by will or the laws of descent and distribution and may be exercised during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee legal incapacity, by the Grantee’s guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law and court supervision.

9.	Compliance with Law.

The SARs granted hereby shall not be exercisable if such exercise would involve a violation of any applicable state securities law, and the Company hereby agrees to make reasonable efforts to comply with any applicable state securities law. If the Ohio Securities Act shall be applicable to this option, it shall not be exercisable unless under said Act at the time of exercise the shares of Common Stock or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, are registered by description or by qualification, or at such time are the subject matter of a transaction which has been registered by description.

10.	Adjustments.

In the event of any change in the aggregate number of outstanding Common Shares by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, then the Committee shall adjust the number of SARs covered by this Agreement and the Base Price in such manner as may be appropriate to prevent the dilution or enlargement of the rights of the Grantee that would otherwise result from such event.

11.	Withholding Taxes.

To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the exercise of the SARs, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to such exercise that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Common Shares to be delivered to the Grantee. If such election is made, the shares so retained shall be credited against such withholding requirement at the Market Price per Share on the date of such exercise. In no event shall the Market Value per Share of the Common Shares to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

12.	Employment Rights.

Neither this Agreement nor any action taken hereunder shall be construed as giving the Grantee any right to be retained in the employ of the Company, nor shall any action taken hereunder be construed as entitling the Company to the services of the Grantee for any period of time. For purposes of this Agreement, the continuous employ of the Grantee with the Company or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an associate of the Company or any Subsidiary, by reason of the transfer of his or her employment among the Company and its Subsidiaries.

13.	Amendments.

Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to Restricted Shares without the Grantee’s consent.

14.	Severability.

In the event that one or more of the provisions of this agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15.	Governing Law.

This agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.

16.	Requirement of Shareholder Approval.

“Shareholder Approval” means the approval of the Plan by the affirmative vote of the holders of a majority of the Common Shares present, or represented, and entitled to vote on the matter at a meeting. All of the SARs covered hereby shall be forfeited and this Agreement shall be null and void and of no effect if Shareholder Approval has not been obtained prior to December 31, 2006.

The undersigned hereby acknowledges receipt of an executed original of this Appreciation Rights Agreement and accepts the Appreciation Rights granted thereunder on the terms and conditions set forth herein and in the Plan.

Date:

[GRANTEE NAME]

Executed in the name and on behalf of the Company at Cleveland, Ohio as of the 8th day of May 2006.

BRUSH ENGINEERED MATERIALS INC.

By:
Michael C. Hasychak
Vice President, Treasurer and Secretary